Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the LocatePLUS Holdings Corporation 1999 Stock Option Plan of our report dated March 24, 2003, relating to the financial statements which appear in LocatePLUS Holdings Corporation Annual Report on Form 10-KSB and as amended on Form 10-KSB/A for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission.

Carlin,  Charron  &  Rosen,  LLP
Worchester,  Massachusetts
May  21,  2003